EX-99.906CERT


                                 CERTIFICATION

     James M. Johnson, Chief Executive Officer, and Kathleen Carlson, Chief Financial Officer of PC&J Performance Fund (the "Registrant"), each certify to the best of his or her knowledge that:

1. The Registrant's periodic report on Form N-CSR for the period ended June 30, 2012 (the "Form N-CSR") fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Chief Executive Officer                         Chief Financial Officer
PC&J Performance Fund Trust                    PC&J Performance Fund Trust


/s/                                            /s/
James M. Johnson                               Kathleen Carlson
Date:     August 1, 2012                       Date:     August 1, 2012


A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to PC&J Performance Fund Trust and will be retained by PC&J Performance Fund Trust and furnished to the Securities and Exchange Commission (the "Commission") or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18
U.S.C.   1350 and is not being filed as part of the Form N-CSR filed with the
Commission.